UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
May 23, 2011 (May 23, 2011)

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana  70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 23, 2011, The Shaw Group Inc., a Louisiana corporation (the "Company"), issued a press release announcing the completion of its $500 million share repurchase program that was announced on January 10, 2011. The program, funded by the Company’s available cash and short-term investments, resulted in the purchase of 13,688,354 shares at an average price of $36.51 per share. The Company currently has approximately 72.2 million shares outstanding.

Current pro forma share counts for earnings per share calculations are as follows:

(1)	The weighted average basic shares outstanding: (a) for the three months ended May 31, 2011, is 78.7 million; (b) for the three months ended August 31, 2011, is 72.2 million; and (c) for the twelve months ended August 31, 2011, is 80.3 million; and
(2)	The weighted average diluted shares outstanding: (a) for the three months ended May 31, 2011, is 80.2 million; (b) for the three months ended August 31, 2011, is 73.8 million; and (c) for the twelve months ended August 31, 2011, is 81.9 million.

A copy of the press release is attached hereto as Exhibit 99.1.

The information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

99.1 Press Release dated May 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC.
(Registrant)

Date: May 23, 2011	By:	/s/ John Donofrio
John Donofrio, Executive Vice
President, General Counsel and
Corporate Secretary

THE SHAW GROUP INC.

EXHIBIT INDEX

Form 8-K
May 23, 2011

Exhibit Number	Description	Page No.

99.1	Press Release dated May 23, 2011